UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2019

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2019, the Company entered into agreements (the “Agreements”) with attorneys general from 48 states and the District of Columbia to bring closure to the previously disclosed multi-state inquiries ongoing since January 2014. The state of California is expected, per its own procedures, to enter into a stipulated judgment with the Company at a later date reflecting the terms of the Agreements. As part of the Agreements, the Company expressly denies any allegations of wrongdoing. In addition, the attorneys general have provided a release of potential claims that they may have brought. The timing of the resolution coincides with the completion of a multi-year process to teach out the Company’s remaining transitional campuses and will further enable the Company to keep its focus on serving students at its remaining institutions. Under the terms of the Agreements, the Company has agreed to specific financial, operational and compliance commitments as more specifically described below:

Financial Commitments:

•	In connection with the Agreements, the Company expects to record an aggregate pre-tax charge of $6.3 million, consisting of:

•

A $5.0 million payment to the collective group of attorneys general to cover expenses incurred during the course of their inquiry over the last five years (which the attorneys general will distribute as they elect).

•

The write-off of approximately $1.3 million of accounts receivable. Although the Company agreed to forgo efforts to collect on approximately $556 million of old accounts receivable that were incurred during the last 30 years by students at over 100 campuses who reside in participating states, all but approximately $1.3 million of these old accounts receivable were written-off in prior reporting periods over the last 30 years in the ordinary course of the Company’s operations. The agreement to forgo efforts to collect on these previously written-off receivables does not require any additional write-off expense to the Company’s financial statements.

•

Additionally, the Company agreed to work with a third-party administrator that will report annually on the Company’s compliance with various obligations the Company has committed to in the Agreements and to reimburse a total of $2.0 million of the administrator’s fees and expenses to be paid over the next three years.

Operational Commitments:

•

The Company will provide students with additional communication of important policies, academic program information and financial aid information during the enrollment process, including a single page program disclosure as well as disclosure of applicable refund policies.

•	The Company will provide newly enrolling students an online financial aid interactive tool that can assist in understanding their financial commitments.

•

The Company will continue its current practice of offering a no cost orientation and/or an introductory course with materials designed to support new college students (if they have less than 24 college credits).

•

Undergraduate students will have the ability to withdraw with no monetary obligation up to seven days after their first class at on-campus schools and up to 21 days after the start of the term at online programs (if they have less than 24 online college credits).

Compliance Commitments:

•	The Company agreed to continue many of its existing compliance programs that it uses to monitor for accurate communication with prospective students.

•	The Company will continue its monitoring of third-party marketing vendors and agreed on a process to continue to hold them accountable for complying with the Company’s advertising guidelines.

•	The Company will continue to monitor and review conversations that its admissions and financial aid staff have with prospective students during the student recruitment process.

•	The Company will enhance current training to staff working with students regarding the additional information and tools that are part of the commitments in the Agreements.

•	The Company agreed to continue its compliance with applicable state laws in its interactions with students and prospective students.

Implementation of the various operational aspects of the Agreements not already implemented is expected to occur over the next six months.

The Company entered into the Agreements with the attorneys general of all states except for New York and California. The state of California is expected, per its own procedures, to enter into a stipulated judgment with the Company at a later date reflecting the terms of the Agreements and as a result the amounts above include California. The Company had previously entered into an agreement with the attorney general of New York.

A copy of the press release announcing the Agreements is attached as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and related press release contain forward-looking statements, including statements about the expected effects of the Agreements. These forward-looking statements and the ultimate effect of the Agreements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the extent to which our providing materials and information that does not align with other institutions impacts student decisions to enroll or remain enrolled at our institutions. Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit required by Item 601 of Regulation S-K is listed in the “Exhibit Index” which is contained in this Current Report on Form 8-K and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated January 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: January 3, 2019